UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                       Submission of Matters to a Vote of Securities Holders

The Company’s Annual Meeting of Stockholders was held on May 25, 2011.  The matters considered and voted on by the Company’s stockholders at the Annual Meeting were as follows:

Proposal 1:  The election of three directors each to serve for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes

William J. Giokas	3,832,290	353,415	552,269
Gregg F. Orlen	3,833,120	352,585	552,269
Judith T. Tremble	3,537,922	647,783	552,269

Proposal 2:  The ratification of appointment of Berry, Dunn, McNeil & Parker as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2011.

Shares Voted For	Shares Voted Against	Abstentions

4,465,308	272,166	500

Proposal 3:  The approval of an advisory (non-binding) resolution to approve the Company’s executive compensation as described in the proxy statement.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes

3,811,328	361,556	12,821	552,269

Proposal 4:                      An advisory (non-binding) proposal with respect to the frequency that stockholders will vote on the Company’s executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes

3,969,777	91,670	102,533	21,725	552,269

In light of the results of such shareholder vote, on May 25, 2011, the Board of Directors of the Company intends to adopt a resolution to hold an advisory shareholder Say-On-Pay vote on an annual basis.

                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: May 31, 2011	By:	/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer